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                                                                     EXHIBIT 5.1

            [LETTERHEAD OF TESTA, HURWITZ & THIBEAULT APPEARS HERE]



                               December 21, 1995

Groundwater Technology, Inc.
100 River Ridge Drive
Norwood, MA 02062

     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Groundwater Technology, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of three hundred eighty-seven thousand five hundred (387,500) shares of Common Stock, $.01 par value, of the Company (the "Shares").

     We are counsel to the Company and are familiar with the proceedings of its stockholders and Board of Directors. We have examined original or certified copies of the Company's certificate of incorporation, as amended, the Company's by-laws, as amended, the corporate records of the Company to the date hereof, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion letter.

     We are members of the Bar of the Commonwealth of Massachusetts and are not expert in, and express no opinion regarding, the laws of any jurisdictions other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares proposed to be issued by the Company pursuant to the Amended and Restated 1986 Employee Stock Purchase Plan and the 1995 Director Stock Option Plan (the "Plans") will be, upon receipt of the consideration provided for in the Plans, validly issued, fully paid and nonassessable after issuance of such Shares in accordance with the terms of the Plans.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                       Very truly yours,

                                       /s/ Testa, Hurwitz & Thibeault

                                       TESTA, HURWITZ & THIBEAULT